Exhibit 3.1
AMENDED AND RESTATED CODE OF REGULATIONS
OF
DEVELOPERS DIVERSIFIED REALTY CORPORATION
ARTICLE I
Meetings of Shareholders
     Section 1. Annual Meetings. The annual meeting of shareholders shall be held at such time and on such date as may be fixed by the Board of Directors and stated in the notice of the meeting, for the election of directors, the consideration of reports to be laid before such meeting and the transaction of such other business as may properly come before the meeting.
     Section 2. Special Meetings. Special meetings of the shareholders shall be called upon the written request of the president, the directors by action at a meeting, a majority of the directors acting without a meeting, or of the holders of shares entitling them to exercise twenty-five percent (25%) of the voting power of the Corporation entitled to vote thereat. Calls for such meetings shall specify the purposes thereof. No business other than that specified in the call shall be considered at any special meeting.
     Section 3. Notices of Meetings. Unless waived, written notice of each annual or special meeting stating the time, place, and the purposes thereof shall be given by personal delivery, by mail, or by other means of communication authorized by the shareholder to whom the notice is given, to each shareholder of record entitled to vote at or entitled to notice of the meeting, not more than sixty (60) days nor less than seven (7) days before any such meeting. If mailed, such notice shall be directed to the shareholder at his address as the same appears upon the records of the Corporation. If sent by any other means of communication authorized by the shareholder, the notice shall be sent to the address furnished by the shareholder for those transmissions. Any shareholder, either before or after any meeting, may waive any notice required to be given by law or under these Regulations.
     Section 4. Place of Meetings. Meetings of shareholders shall be held at the principal office of the Corporation unless the Board of Directors determines that a meeting shall be held at some other place within or without the State of Ohio and causes the notice thereof to so state.
     Section 5. Quorum. The holders of shares entitling them to exercise a majority of the voting power of the Corporation entitled to vote at any meeting, present in person or by proxy, shall constitute a quorum for the transaction of business to be considered at such meeting; provided, however, that no action required by law or by the Articles of Incorporation or these Regulations to be authorized or taken by the holders of a designated proportion of the shares of any particular class or of each class may be authorized or taken by a lesser proportion. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time, until a quorum shall be present.
     Section 6. Record Date. The Board of Directors may fix a record date for any lawful purpose, including without limiting the generality of the foregoing, the determination of shareholders entitled to (i) receive notice of or to vote at any meeting, (ii) receive payment of any dividend or distribution, (iii) receive or exercise rights of purchase of or subscription for, or exchange or conversion of, shares or other securities, subject to any contract right with respect thereto, or (iv) participate in the execution of written consents, waivers or releases. Said record date shall not be more than sixty (60) days preceding the date of such meeting, the date fixed for the payment of any dividend or distribution or the date fixed for the receipt or the exercise of rights, as the case may be.
     If a record date shall not be fixed, the record date for the determination of shareholders who are entitled to notice of, or who are entitled to vote at, a meeting of shareholders, shall be the close of business on the date next preceding the day on which notice is given, or the close of business on the date next preceding the day on which the meeting is held, as the case may be.
     Section 7. Proxies. A person who is entitled to attend a shareholders’ meeting, to vote thereat, or to execute consents, waivers or releases, may be represented at such meeting or vote thereat, and execute consents, waivers and releases, and exercise any of his other rights, by proxy or proxies appointed by a writing signed by such person or appointed by a verifiable communication authorized by the person.

ARTICLE II
Directors
     Section 1. Number of Directors. Until changed in accordance with the provisions of this section, the number of directors of the Corporation, none of whom need be shareholders, shall be seven (7). The number of directors may be fixed or changed, but in no case shall the number be fewer than three (3) or more than fifteen (15), at any annual meeting or at any special meeting called for that purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal. In addition to the authority of the shareholders to fix or change the number of directors as described above, the directors of the Corporation may fix or change the number of directors by a majority vote of the directors then in office and may fill any vacancy that is created by an increase in the number of directors. Notwithstanding the foregoing, the aggregate number of members of the Board of Directors shall automatically increase by the number of directors elected pursuant to Section 5(b) of Item 1, Section 5(b) of Item II, Section 5(b) of Item III, Section 5(b) of Item IV, Section 5(b) of Item V, Section 5(b) of Item VI, Section 5(b) of Item VII, Section 5(b) of Item VIII, Section 5(b) of Item IX, Section 5(b) of Item X, Section 5(b) of Item XI and/or Section 5(b) of Item XII of Division A of Article FOURTH of the Amended and Restated Articles of Incorporation of the Corporation, as amended, such directors to be elected and hold office in accordance with such provisions of the Amended and Restated Articles of Incorporation of the Corporation, as amended, notwithstanding any other provision of this Code of Regulations.
     Section 2. Election of Directors. Directors shall be elected at the annual meeting of shareholders, but when the annual meeting is not held or directors are not elected thereat, they may be elected at a special meeting called and held for that purpose. Such election shall be by ballot whenever requested by any shareholder entitled to vote at such election; but, unless such request is made, the election may be conducted in any manner approved at such meeting.
     At each meeting of shareholders for the election of directors, the persons receiving the greatest number of votes shall be directors.
     Section 3. Term of Office. Each director shall hold office until the annual meeting next succeeding his election and until his successor is elected and qualified, or until his earlier resignation, removal from office or death.
     Section 4. Removal. All the directors or any individual director may be removed from office, without assigning any cause, by the vote of the holders of a majority of the voting power entitling them to elect directors in place of those to be removed, provided that unless all the directors are removed, no individual director shall be removed in case the votes of a sufficient number of shares are cast against his removal which, if cumulatively voted at an election of all the directors would be sufficient to elect at least one director. In case of any such removal, a new director may be elected at the same meeting for the unexpired term of each director removed.
     Section 5. Vacancies. Vacancies in the Board of Directors may be filled by a majority vote of the remaining directors until an election to fill such vacancies is had. Shareholders entitled to elect directors shall have the right to fill any vacancy in the board (whether the same has been temporarily filled by the remaining directors or not) at any meeting of the shareholders called for that purpose, and any directors elected at any such meeting of shareholders shall serve until the next annual election of directors and until their successors are elected and qualified.
     Section 6. Quorum and Transaction of Business. A majority of the whole authorized number of directors shall constitute a quorum for the transaction of business, except that a majority of the directors in office shall constitute a quorum for filling a vacancy on the board. Whenever less than a quorum is present at the time and place appointed for any meeting of the board, a majority of those present may adjourn the meeting from time to time until a quorum shall be present. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board.
     Section 7. Annual Meeting. Annual meetings of the Board of Directors shall be held immediately following annual meetings of the shareholders, or as soon thereafter as is practicable. If no annual meeting of the shareholders is held, or if directors are not elected thereat, then the annual meeting of the Board of Directors shall be held immediately following any special meeting of the shareholders at which directors are elected, or as soon thereafter as is practicable. If such annual meeting of directors is held immediately following a meeting of the shareholders, it shall be held at the same place at which such shareholders’ meeting was held.
     Section 8. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places, within or without the State of Ohio, as the Board of Directors may, by resolution or by-law, from time to time, determine. The secretary shall give notice of each such resolution or by-law to any director who was not present at the time the same was adopted, but no further notice of such regular meeting need be given.
     Section 9. Special Meetings. Special meetings of the Board of Directors may be called by the chairman of the board, the president, any vice president, or any two members of the Board of Directors, and shall be held at such times and places, within or without the State of Ohio, as may be specified in such call.
     Section 10. Notice of Annual or Special Meetings. Notice of the time and place of each annual or special meeting shall be given to each director by the secretary or by the person or persons calling such meeting. Such notice need not specify the purpose or purposes of the meeting and may be given in any manner or method and at such time so that the director receiving it may have reasonable opportunity to participate in the meeting. Such notice shall, in all events, be deemed to have been properly and duly given if mailed at least forty-eight (48) hours prior to the meeting and directed to the residence of each director as shown upon the secretary’s records and, in the event of a meeting to be held through the use of communications equipment, if the notice sets forth the telephone number at which each director may be reached for purposes of participation in the meeting as shown upon the secretary’s records and states that the secretary must be notified if a director desires to be reached at a different telephone number. The giving of notice shall be deemed to have been waived by any director who shall participate in such meeting and may be waived, in a writing, by any director either before or after such meeting.
     Section 11. Compensation. The directors, as such, shall be entitled to receive such reasonable compensation for their services as may be fixed from time to time by resolution of the board, and expenses of attendance, if any, may be allowed for attendance at each annual, regular or special meeting of the board. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of the executive committee or of any standing or special committee may by resolution of the board be allowed such compensation for their services as the board may deem reasonable, and additional compensation may be allowed to directors for special services rendered.
     Section 12. By-Laws. For the government of its actions, the Board of Directors may adopt by-laws consistent with the Articles of Incorporation and these Regulations.
ARTICLE III
Committees
     Section 1. Executive Committee. The Board of Directors may from time to time, by resolution passed by a majority of the whole board, create an executive committee of three or more directors, the members of which shall be elected by the Board of Directors to serve during the pleasure of the board. If the Board of Directors does not designate a chairman of the executive committee, the executive committee shall elect a chairman from its own number. Except as otherwise provided herein and in the resolution creating an executive committee, such committee shall, during the intervals between the meetings of the Board of Directors, possess and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, other than that of filling vacancies among the directors or in any committee of the directors. The executive committee shall keep full records and accounts of its proceedings and transactions. All action by the executive committee shall be reported to the Board of Directors at its meeting next succeeding such action and shall be subject to control, revision and alteration by the Board of Directors, provided that no rights of third persons shall be prejudicially affected thereby. Vacancies in the executive committee shall be filled by the directors, and the directors may appoint one or more directors as alternate members of the committee who may take the place of any absent member or members at any meeting.
     Section 2. Meetings of Executive Committee. Subject to the provisions of these Regulations, the executive committee shall fix its own rules of procedure and shall meet as provided by such rules or by resolutions of the Board of Directors, and it shall also meet at the call of the president, the chairman of the executive committee or any two members of the committee. Unless otherwise provided by such rules or by such resolutions, the provisions of

Section 10 of Article II relating to the notice required to be given of meetings of the Board of Directors shall also apply to meetings of the executive committee. A majority of the executive committee shall be necessary to constitute a quorum. The executive committee may act in a writing, or by telephone with written confirmation, without a meeting, but no such action of the executive committee shall be effective unless concurred in by all members of the committee.
     Section 3. Other Committees. The Board of Directors may by resolution provide for such other standing or special committees as it deems desirable, and discontinue the same at pleasure. Each such committee shall have such powers and perform such duties, not inconsistent with law, as may be delegated to it by the Board of Directors. The provisions of Section l and Section 2 of this Article shall govern the appointment and action of such committees so far as the same are consistent with such appointment and unless otherwise provided by the Board of Directors. Vacancies in such committees shall be filled by the Board of Directors or as the Board of Directors may provide.
ARTICLE IV
Officers
     Section 1. General Provisions. The Board of Directors shall elect a president, such number of vice presidents as the board may from time to time determine, a secretary and a treasurer and, in its discretion, a chairman of the Board of Directors. The Board of Directors may from time to time create such offices and appoint such other officers, subordinate officers and assistant officers as it may determine. The president, any vice president who succeeds to the office of the president, and the chairman of the board shall be, but the other officers need not be, chosen from among the members of the Board of Directors. Any two of such offices, other than that of president and vice president, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.
     Section 2. Term of Office. The officers of the Corporation shall hold office during the pleasure of the Board of Directors, and, unless sooner removed by the Board of Directors, until the organization meeting of the Board of Directors following the date of their election and until their successors are chosen and qualified. The Board of Directors may remove any officer at any time, with or without cause. A vacancy in any office, however created, shall be filled by the Board of Directors.
ARTICLE V
Duties of Officers
     Section 1. Chairman of the Board. The chairman of the board, if one be elected, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may be prescribed by the Board of Directors.
     Section 2. President. The president shall be the chief executive officer of the Corporation and shall exercise supervision over the business of the Corporation and over its several officers, subject, however, to the control of the Board of Directors. He shall preside at all meetings of shareholders and, in the absence of the chairman of the board, or if a chairman of the board shall not have been elected, shall also preside at meetings of the Board of Directors. He shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, agreements, notes, and other instruments requiring his signature; and shall have all the powers and duties prescribed by Chapter 1701 of the Revised Code of Ohio and such others as the Board of Directors may from time to time assign to him.
     Section 3. Vice Presidents. The vice presidents shall have such powers and duties as may from time to time be assigned to them by the Board of Directors or the president. At the request of the president, or in the case of his absence or disability, the vice president designated by the president (or in the absence of such designation, the vice president designated by the board) shall perform all the duties of the president and, when so acting, shall have all the powers of the president. The authority of vice presidents to sign in the name of the Corporation certificates for shares and deeds, mortgages, bonds, agreements, notes and other instruments shall be coordinate with like authority of the president.
     Section 4. Secretary. The secretary shall keep minutes of all the proceedings of the shareholders and Board of Directors and shall make proper record of the same, which shall be attested by him; shall have authority to execute and deliver certificates as to any of such proceedings and any other records of the Corporation; shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, agreements, notes and other instruments to be executed by the Corporation which require his signature; shall give notice of meetings of shareholders and directors; shall produce on request at each meeting of shareholders a certified list of shareholders arranged in alphabetical order; shall keep such books and records as may be required by law or by the Board of Directors; and, in general, shall perform all duties incident to the office of secretary and such other duties as may from time to time be assigned to him by the Board of Directors or the president.
     Section 5. Treasurer. The treasurer shall have general supervision of all finances; he shall receive and have in charge all money, bills, notes, deeds, leases, mortgages and similar property belonging to the Corporation, and shall do with the same as may from time to time be required by the Board of Directors. He shall cause to be kept adequate and correct accounts of the business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, stated capital and shares, together with such other accounts as may be required, and upon the expiration of his term of office shall turn over to his successor or to the Board of Directors all property, books, papers and money of the Corporation in his hands; and shall have such other powers and duties as may from time to time be assigned to him by the Board of Directors or the president.
     Section 6. Assistant and Subordinate Officers. The Board of Directors may appoint such assistant and subordinate officers as it may deem desirable. Each such officer shall hold office during the pleasure of the Board of Directors, and perform such duties as the Board of Directors or the president may prescribe.
     The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers, to prescribe their authority and duties, and to fix their compensation.
     Section 7. Duties of Officers May Be Delegated. In the absence of any officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, the powers or duties, or any of them, of such officers to any other officer or to any director.
ARTICLE VI
Transactions with Certain Affiliates
     Following the consummation of the sale of Common Shares, without par value, of the Corporation pursuant to the Corporation’s first effective registration statement for such shares filed under the Securities Act of 1933, as amended (the “Securities Act”) the Corporation shall not, nor shall it permit its subsidiaries to, (i) lend money to, or borrow money from, any employee of the Corporation or any “affiliate” (as defined in Rule 405 under the Securities Act) of the Developers Diversified Group including, without limitation, Developers Diversified Limited Partnership, an Ohio limited partnership, Developers Diversified, Ltd., an Ohio limited partnership, W & M Properties, an Ohio general partnership, W & Z Properties, Ltd., an Ohio limited partnership, and DE Properties Corporation, an Ohio corporation, or (ii) enter into any other transaction or agreement with any such affiliate, unless such other transaction or agreement is approved by a majority of the Directors of the Corporation who are “Independent Directors” (as defined in the Corporation’s Articles of Incorporation).
ARTICLE VII
Indemnification and Insurance
     Section 1. Indemnification in Non-Derivative Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.
     Section 2. Indemnification in Derivative Actions. The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that the Court of Common Pleas, or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Common Pleas or such court shall deem proper.
     Section 3. Indemnification as Matter of Right. To the extent that a director, trustee, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 1 and 2 of this Article VII, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection therewith.
     Section 4. Determination of Conduct. Any indemnification under Sections 1 and 2 of this Article VII, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article VII. Such determination shall be made (a) by a majority vote of a quorum consisting of directors of the Corporation who were not and are not parties to or threatened with any such action, suit, or proceeding, or (b) if such a quorum is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel, other than an attorney or a firm having associated with it an attorney who has been retained by or who has performed services for the Corporation or any person to be indemnified within the past five years, or (c) by the shareholders or (d) by the Court of Common Pleas or the court in which such action, suit, or proceeding was brought. Any determination made by the disinterested directors under Section 4(a) or by independent legal counsel under Section 4(b) of this Article VII shall be promptly communicated to the person who threatened or brought the action or suit, by or in the right of the Corporation under Section 2 of this Article VII, and within ten days after receipt of such notification, such person shall have the right to petition the Court of Common Pleas or the court in which such action or suit was brought to review the reasonableness of such determination.
     Section 5. Advance Payment of Expenses. Expenses, including attorneys’ fees, incurred in defending any action, suit, or proceeding referred to in Sections 1 and 2 of this Article VII, may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding as authorized by the directors in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article VII.
     Section 6. Nonexclusivity. The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Articles of Incorporation or the Code of Regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.
     Section 7. Liability Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VII or of Chapter 1701 of the Ohio Revised Code.
ARTICLE VIII
Certificates for Shares; Uncertificated Shares
     Section 1. Form and Execution of Certificates. Certificates for shares, certifying the number of fully paid shares owned, may be, but are not required to be, issued to each shareholder in such form as shall be approved by the Board of Directors. Such certificates shall be signed by the president or a vice president and by the secretary or an assistant secretary or the treasurer or an assistant treasurer; provided, however, that if such certificates are countersigned by a transfer agent and/or registrar, the signatures of any of said officers and the seal of the Corporation upon such certificates may be facsimiles, engraved, stamped or printed. If any officer or officers, who shall have signed, or whose facsimile signature shall have been used, printed or stamped on any certificate or certificates for shares, shall cease to be such officer or officers, because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates, if authenticated by the endorsement thereon of the signature of a transfer agent or registrar, shall nevertheless be conclusively deemed to have been adopted by the Corporation by the use and delivery thereof and shall be as effective in all respects as though signed by a duly elected, qualified and authorized officer or officers, and as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be an officer or officers of the Corporation.
     Section 2. Uncertificated Shares. The Board of Directors may provide by resolution that some or all of any or all classes and series of shares of the Corporation shall be uncertificated shares, provided that the resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the Corporation and the resolution shall not apply to a certificated security issued in exchange for an uncertificated security. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner of the shares a written notice containing the information that would be required to be set forth or stated on a share certificate in accordance with applicable law. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.
     Section 3. Transfer and Registration of Certificates. The Board of Directors shall have authority to make such rules and regulations, not inconsistent with law, the Articles of Incorporation or this Code of Regulations, as it deems expedient concerning the issuance, transfer and registration of certificates for shares and the shares represented thereby and of uncertificated shares.
     Section 4. Lost, Destroyed or Stolen Certificates. A new share certificate or certificates may be issued in place of any certificate theretofore issued by the Corporation which is alleged to have been lost, destroyed or wrongfully taken upon (i) the execution and delivery to the Corporation by the person claiming the certificate to have been lost, destroyed or wrongfully taken of an affidavit of that fact, specifying whether or not, at the time of such alleged loss, destruction or taking, the certificate was endorsed, and (ii) the furnishing to the Corporation of indemnity and other assurances satisfactory to the Corporation and to all transfer agents and registrars of the class of shares represented by the certificate against any and all losses, damages, costs, expenses or liabilities to which they or any of them may be subjected by reason of the issue and delivery of such new certificate or certificates or in respect of the original certificate.
     Section 5. Registered Shareholders. A person in whose name shares are of record on the books of the Corporation shall conclusively be deemed the unqualified owner and holder thereof for all purposes and to have capacity to exercise all rights of ownership. Neither the Corporation nor any transfer agent of the Corporation shall be bound to recognize any equitable interest in or claim to such shares on the part of any other person, whether disclosed upon a certificate or otherwise, nor shall they be obliged to see to the execution of any trust or obligation.
ARTICLE IX
Fiscal Year
     The fiscal year of the Corporation shall end on December 31, of each year, or on such other date as may be fixed from time to time by the Board of Directors.

ARTICLE X
Seal
     The Board of Directors may provide a suitable seal containing the name of the Corporation. If deemed advisable by the Board of Directors, duplicate seals may be provided and kept for the purposes of the Corporation.
ARTICLE XI
Amendments
     This Code of Regulations may be amended, or new regulations may be adopted, at any meeting of shareholders called for such purpose by the affirmative vote of, or without a meeting by the written consent of, the holders of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal.
Approved: April 9, 2009